                            EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement") is made as of August 28, 1995, by and between Vari-Lite Holdings, Inc., doing business at 201 Regal Row, Dallas, Texas 75247 (the "Company") and Mr. Jim Kinnu, residing presently at 3626 East Woodbine Road, Orange, California 92667 ("Kinnu").

                            W I T N E S S E T H:

     WHEREAS the Company is engaged in the business of designing and manufacturing sound, lighting and other entertainment-related equipment and providing related services; and

     WHEREAS Kinnu is experienced and knowledgeable in the management of business organizations providing technical services and products and has agreed to work for the Company as its Senior Executive Vice President and Chief Operating Officer; and

     WHEREAS the Company is interested in employing Kinnu and Kinnu is interested in working for the Company; and

     WHEREAS this Agreement will supersede and replace all prior consulting and/or employment agreements between the Company and Kinnu;

     NOW THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties hereto agree as follows:

     1. EMPLOYMENT. Kinnu is hereby employed in the position of Senior Executive Vice President and Chief Operating Officer of the Company to render services in connection with the management of the Company. Kinnu hereby accepts such employment and agrees that he will at all times use his best efforts to discharge his duties and utilize his skills in the best interests of the Company.

     2.   DUTIES.

          (a) Kinnu will share the day to day responsibility with the President and Chief Executive Officer for the operation and management of the Company.

          (b) Kinnu will have specific responsibility on behalf of the Company and at the direction of the Chief Executive Officer of the Company on behalf of Irideon, Inc. to develop, implement and manage the four processes: Demand Creation, Develop Product, Manufacture Product and Service Product to enable the timely and successful completion of AR5/AR6, Virtuoso and VL7 programs and other engineering development projects.

          (c) Kinnu will perform other duties as assigned by the President and Chief Executive Officer and by the Company's Board of Directors.

     3. LOCATION OF EMPLOYMENT. Kinnu's office and principal place of business in carrying out his duties hereunder shall be at the Company's corporate headquarters in Dallas. Kinnu's location of employment shall not be changed without Kinnu's written consent. Kinnu will give reasonable consideration to any proposed change in the location of his employment if such change would serve the best interests of the Company. If the Company does relocate Kinnu, it will provide him with adequate financial compensation to offset his moving expenses and any losses he incurs due to the relocation.

     4. TERM. Kinnu's employment under this Agreement shall be for a term of three years commencing on August 28, 1995 (the "Commencement Date") and ending on August 31, 1998. This Agreement may be renewed if 30 days before the termination date of this Agreement the parties agree in writing to extend the Agreement to a specific date. The period beginning on the Commencement Date and ending August 31, 1998, or upon the expiration of any renewal period shall be referred to as the "Employment Term."

     5. COMPENSATION. In consideration for the services to be performed by Kinnu herein, the Company shall pay Kinnu as follows:

          (a) BASE SALARY. The Company shall pay to Kinnu an annual base salary of $350,000. This salary shall be payable bi-monthly on the 15th and the last day of each month in equal installments. The Compensation Committee shall conduct an annual review of Kinnu's base salary; the first review shall be conducted on or about November 1, 1996, and the subsequent reviews shall be conducted on or about November 1 of the following years of the Employment Term. As part of the annual review the Compensation Committee shall make a recommendation to the Board of Directors regarding whether there should be an increase in Kinnu's base salary. Kinnu shall be entitled to such increases in his base salary, if any, that may be determined by the Board of Directors at its sole discretion. In no event shall Kinnu's base salary be reduced.

          (b) ANNUAL INCENTIVE COMPENSATION. In further consideration for Kinnu's services, Kinnu shall receive Annual Incentive Compensation in accordance with the established programs for Officers and Directors of the Company pursuant to the Annual Incentive Plan administered by Deloitte & Touche, L.L.P. The incentive compensation that shall be available varies between 10% of base salary and a maximum of 40% of base salary depending upon the actual year end performance of the Company. Kinnu shall receive incentive compensation in the amount of 10% of his base salary if the Company reaches threshold operating income which is defined as 80% of target. Kinnu shall receive incentive compensation in the amount of 20% of his base salary if the Company reaches target operating income. Kinnu shall receive the maximum amount of incentive compensation, 40% of base salary, if the Company reaches or exceeds maximum operating income which is defined as 140% of target operating income. The exact dollar amount of the incentive compensation will be based on the proportionate percentage that the Company's operating income exceeds its threshold operating income as calculated by Deloitte & Touche, L.L.P.

          (c) LONG-TERM INCENTIVE COMPENSATION. In further consideration for Kinnu's services, Kinnu shall purchase 10,000 shares of the Company's Class B Common Stock at book value as of July 31, 1995, and execute the Shareholder Buy-Sell Agreement, the Stock Purchase Promissory Note, and the Stock Pledge Agreement. The forms of these documents are attached to this Agreement as Exhibit A-1, A-2 and A-3, respectively.

          (d) TAXES. All compensation paid to Kinnu hereunder shall be subject to applicable employment and withholding taxes. Kinnu shall be responsible for any taxes resulting from a determination that any portion of any benefits supplied to Kinnu hereunder may be reimbursing personal as well as business expenses.


     6.   EMPLOYEE BENEFITS.

          (a) BENEFIT PLANS OR OTHER ARRANGEMENTS. Subject to meeting eligibility provisions, Kinnu shall be entitled to participate in all employee benefit plans of the Company, and to receive such other employee benefits as are available to the Company's officers as such benefits may exist from time to time, including but not limited to group health, disability and life insurance benefits and participation in the Showco/Vari-Lite 401K Savings Plan, and the Company's profit sharing, stock purchase and stock option plans. A copy of the Company's Welfare Benefit Plan and 401K Savings Plan are attached to this Agreement as Exhibit B and are by this reference made a part hereof. Kinnu will be subject to any changes made to the aforesaid employee benefit plans.

          (b) VACATIONS AND SICK LEAVE. Kinnu shall be entitled to receive the same number of sick leave days as is maintained in the Company's sick leave plan. In addition, Kinnu will be entitled to four weeks of paid vacation per year beginning with the commencement date of this Agreement. Kinnu's vacation benefit will be a part of his base salary. Kinnu will earn one additional week of paid vacation for each quarter beginning on August 28, 1995, and ending on August 28, 1997. In the event Kinnu's employment terminates under Section 9 of this Agreement, Kinnu shall be entitled to receive the cash value of any earned but unused vacation. "Earned but unused vacation" shall mean one week of vacation for each quarter actually worked by Kinnu less any vacation actually taken in excess of four weeks.

     7.   RELOCATION EXPENSES.

          (a) Upon the effective date of this Agreement, the Company will provide a three-year interest-free loan of $200,000 to Kinnu as set forth in the Relocation Assistance Loan Promissory Note to be signed by Kinnu, that will be forgiven in equal amounts on a monthly basis during the term of this Agreement. The loan is to assist Kinnu with selling his house in California and cover other related expenses. A copy of the form of the "Relocation Assistance Loan Promissory Note" is attached to this Agreement as Exhibit C and is by this reference made a part hereof.

          (b) The Company will reimburse Kinnu for his family's relocation expenses listed below subject to a $25,000 maximum for all expenses listed below. Kinnu's family is defined to include all current members of his household, which include himself, his spouse, daughter, grandson and son-in-law. Within 30 days from the signing of this Agreement Kinnu will submit a proposed budget to the Company for the expenses listed below. The Company will reimburse Kinnu within 30 days of his presentation to the Company of receipts reflecting actual expenses for the following:

               (i)    Transportation of household goods to Dallas;

               (ii)   Automobile transportation from California to Dallas;

               (iii) Air travel to Dallas from California until move has been completed; and

               (iv)   Cost of title policy for purchase of a new house.

     8.   BUSINESS EXPENSES.

          (a) OUT-OF-POCKET EXPENSES. The Company shall reimburse Kinnu for all reasonable out-of-pocket expenses incurred by Kinnu in the conduct of the Company's business provided that Kinnu submits expense reports accompanied by receipts and vouchers within a month following the expenditures. The Company will reimburse Kinnu for his expenses within 30 days of its receipt of Kinnu's expense reports.

          (b) FIRST CLASS AIR TRAVEL. In connection with the performance of his duties hereunder, the Company shall provide Kinnu with domestic first class air travel via upgrade coupons when available and business class for overseas air travel.

     9. TERMINATION. Kinnu's employment may be terminated during the Employment Term by either party at any time by giving written notice to the other party stating the grounds for such termination in accordance with the provisions of this Section 9. In the event of such termination, Kinnu's rights and entitlements shall be determined in accordance with the following provisions.

          (a) DISABILITY. The Company shall have the right to terminate this Agreement if Kinnu incurs a permanent disability during the Employment Term. For the purpose of this Agreement, "Permanent Disability" shall mean inability of Kinnu to perform the services required hereunder due to physical or mental disability which continues for either (i) a total of 180 working days during any 12-month period or (ii) 150 consecutive working days. In the event that either party disputes whether Kinnu has a permanent disability, such dispute shall be submitted to a physician mutually agreed upon by Kinnu or his legal guardian and the Company. If the parties are unable to agree on a mutually satisfactory physician, each shall select a reputable physician, who, together, shall in turn select a third physician whose determination of Kinnu's ability to perform his job duties shall be conclusive and binding to the parties. Evidence of such disability shall be conclusive notwithstanding that a disability policy or clause in an insurance policy covering Kinnu shall contain a different definition of "permanent disability."

               If Kinnu suffers a permanent disability and the Company terminates his employment after the appropriate time period as cited above, the Company will pay to Kinnu the balance of his base salary under this Agreement pursuant to subsection (g) below until the end of the Employment Term less any disability payments which Kinnu is eligible to receive from any insurance company pursuant to a policy purchased by the Company. Kinnu also shall receive a prorated bonus under Section 5(b) as of the date this Agreement is terminated based on the actual results plus projected results for the Company's operating income for the current fiscal year end and the cash value of any earned but unused vacation time.

          (b) DEATH. If Kinnu dies during the Employment Term, the Company will pay to his estate the balance of his base salary under this Agreement pursuant to subsection (g) below. Kinnu's estate also shall receive a prorated bonus under Section 5(b) as of the date of his death based on the actual results plus projected results for the Company's operating income for the current fiscal year end and the cash value of any earned but unused vacation time.

          (c) "FOR CAUSE". If the Company terminates this Agreement "For Cause" as defined in this subsection, Kinnu shall not be entitled to any damages from the Company or its employees for such termination. If the Company terminates this Agreement for cause, Kinnu shall receive his base salary under Section 5(a) only through the date of termination. Kinnu also shall receive a prorated bonus under Section 5(b) as of the date of the termination based on the actual results plus projected results for the Company's operating income for the current fiscal year and any earned but unused vacation time.

               For purposes of this Agreement, "For Cause" shall mean the willful, continued and material failure by Kinnu to follow the reasonable and legitimate directions of the Board of Directors or of the President and Chief Executive Officer in connection with Kinnu's duties hereunder, but only after (i) the Chairman and Chief Executive Officer delivers a written notice to Kinnu specifically setting forth the manner in which he believes Kinnu has failed to follow such directions and providing at least 30 days to correct the deficiencies, and (ii) such willful and material failure to follow directions is not corrected within the designated time period; conviction of a felony; embezzlement from the Company; fraud; engaging in conduct contrary to the best interests of the Company; habitual absenteeism not related to disability or illness, but only after written notice from the Board of Directors followed by a repetition of such habitual absenteeism.

          (d) "WITHOUT CAUSE" AND CONSTRUCTIVE TERMINATION. If the Company terminates this Agreement without Cause or if Kinnu terminates this Agreement because of Constructive Termination as defined below, Kinnu shall receive the balance of his base salary under this Agreement pursuant to subsection (g) below, a prorated bonus under Section 5(b) as of the termination date based on the actual results plus projected results for the Company's operating income for the current fiscal year end and the cash value of any earned but unused vacation time.

               If Kinnu's employment with the Company terminates pursuant to this subsection, he shall not be required to mitigate damages by seeking other employment or otherwise; however, the amount paid by the Company shall be reduced by any compensation earned by Kinnu from another employee or through consulting.

               For purposes of this Agreement "Constructive Termination" means the continued and material failure of the Company to comply with its covenants and obligations under this Agreement, but only after (i) Kinnu delivers written notice to the Company specifically setting forth the manner in which he believes the Company has so failed to comply with its covenants and obligations and providing at least 30 days to correct the deficiencies, and (ii) such material failures are not corrected within the designated time period.

          (e) CHANGE OF CONTROL. A Change of Control shall be deemed to have occurred if any of the following occur: (i) at any time during any period of 12 consecutive months, at least a majority of the directors serving on the Board of Directors of the Company ceases to consist of individuals who have served continuously on such Board of Directors since the beginning of such 12-month period, unless the election of directors during such period, or nomination for election by the shareholders of the Company, was approved by a vote of at least two-thirds of the members of such Board of Directors at such time still in office and who shall have served continuously on such Board of Directors since the beginning of such 12-month period (in any case disregarding any vacancy occurring during such 12-month period by reason of death or disability); or (ii) a merger or consolidation occurs to which either the Company or Vari-Lite, Inc. ("Vari-Lite") is a party unless following such merger or consolidation (1) more than 50% of the then outstanding shares of voting capital stock of the corporation surviving such merger or resulting from such consolidation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding voting capital stock of the Company or Vari-Lite, as the case may be, immediately prior to such merger or consolidation in substantially the same proportions as their ownership, imediately prior to such merger or consolidation, of the outstanding voting capital stock of the Company or Vari-Lite, as the case may be, and (2) at least a majority of the members of the Board of Directors of the corporation surviving such merger or resulting from such consolidation were members of the Board of Directors of Vari-Lite or the Company, as the case may be, immediately prior to such merger or consolidation; or (iii) the sale of all, or substantially all, of the assets of the Company or Vari-Lite; or (iv) a person or entity who is not an owner of voting capital stock of the Company or Vari-Lite, as the case may be, as of the date of this Agreement acquires more than 50% of the voting capital stock of the Company or Vari-Lite, as the case may be. Notwithstanding the foregoing, however, a Change of Control shall not be deemed to have occurred upon the consummation of an Initial Public Offering of the capital stock of the Company.

               If after a Change of Control, as defined above, H.R.
               Brutsche III remains employed by the Company in the position of Chairman of the Board or Chief Executive Officer, then this Agreement shall remain in effect until its termination date. If after a Change of Control, as defined above, H.R. Brutsche III does not remain in the position of either Chairman of the Board or Chief Executive Officer, then Kinnu shall have the right to terminate this Agreement.

               If Kinnu exercises his right to terminate his employment following a Change of Control, he shall receive the balance of this base salary under this Agreement, a prorated bonus under
               Section 5(b) as of the date of termination based on the actual results plus projected results for the Company's operating income for the current fiscal year end, and the cash value of any earned but unused vacation.

          (f) RESIGNATION. If Kinnu resigns from his employment during the Employment Term, he shall receive his base salary through his date of termination, a prorated bonus under Section 5(b) as of the date of termination based on the actual results plus projected results for the Company's operating income for the current fiscal year end, and the cash value of any earned but unused vacation.

          (g) TIME OF PAYMENT. The Company shall pay any bonuses due to Kinnu or his heirs under this section within 30 days from the date of Kinnu's termination. The payment of any balance of Kinnu's base salary due under this section will be made on the Company's regularly scheduled pay days through the expiration date of this Agreement.

     10.  ADDITIONAL OBLIGATIONS OF EMPLOYEE DURING AND AFTER EMPLOYMENT.

          (a) ACKNOWLEDGMENTS. Kinnu acknowledges that, as an officer and employee of the Company (including its subsidiaries and its affiliated companies) he will obtain information that derives independent value from not being generally known to the public. Kinnu also acknowledges that in addition to all other consideration being supplied by the Company in this Agreement, the Company is simultaneously agreeing to convey to Kinnu an interest in the shares of the Company. Kinnu acknowledges that part of the consideration for the covenant not to compete in Section 10 is supported by these factors.

          (b) NONCOMPETITION AND NONSOLICITATION. Until 24 months after the termination of Kinnu's employment hereunder for any reason, Kinnu will not, directly or indirectly, work for or provide any services to any employer or other business entity who competes with the Company. During such period of noncompetition, Kinnu shall not solicit business from any party who, on the date of termination of Kinnu's employment is, or within one year prior thereto was, a customer of the Company or to whom the Company has made, or from whom the Company has received, a written sales proposal within 24 months prior to such date of termination. Kinnu understands, acknowledges, and agrees that such customers are developed and maintained by the Company through use of confidential, proprietary, and trade secret information to which Kinnu may have access during his employment term. The requirement of this subsection does not extend to geographical locations in which the Company is no longer doing business. Kinnu also agrees that until 24 months after the termination of his employment for any reason, he will not directly or indirectly attempt to persuade or induce any

               Company employee to leave his or her employment with the Company.

          (c) RECORDS. All records, files, documents, and the like, or abstracts, summaries, or copies thereof, relating to the business of the Company, which the Company or Kinnu shall prepare or use or come into contact with during his employment, shall remain the sole property of the Company and shall not be removed from the premises or disclosed to any person without written consent of the Company, and Kinnu shall promptly return all such records in his possession or under his control to the Company upon termination of his employment.

          (d) TRADE SECRETS AND CONFIDENTIALITY. During the course of Kinnu's employment, he will have access to and become familiar with various trade secrets and confidential information belonging to the Company, consisting of but not limited to, compilations of information, financial and operations records, technical specifications, sales procedures, customer requirements, pricing information, customer and supplier lists, methods of doing business, and business plans. Kinnu acknowledges that such confidential information and trade secrets exist and are owned and shall continue to be owned solely by the Company and that he shall not discuss or disclose any trade secrets or confidential information belonging to the Company to any person or entity except as is required for him to perform his duties under this Agreement.

          (e) RELIEF. In addition to its other remedies, the Company shall be entitled to equitable relief, including provisional and final injunctive relief, to enforce its rights under this section.

     11. NOTICES. All notices required to be given hereunder shall be personally delivered to the signatories of this Agreement or shall be given by certified mail, return receipt requested, addressed to the party to which the notice is to be given at the address for that party first set forth above.

     12. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, except involving matters under
          Section 10 of this Agreement which will be resolved in the Texas State Courts, shall be settled by binding arbitration. Any such arbitration proceedings shall be conducted as follows:

          (a) Any party wishing to pursue a claim or controversy under this section must give the other party written notice of the claim or controversy within 180 days after the disputed event occurred.

          (b) Arbitration shall be conducted by three arbitrators, one to be selected by each of the parties and the third to be designated by two arbitrators so selected. In the event of their failure to agree on the third arbitrator, selection shall be made by the American Arbitration Association in Dallas, Texas where the arbitration shall take place.

          (c) The arbitrators shall follow the Employment Arbitration Rules of the American Arbitration Association, except as otherwise provided herein. The arbitrators shall substantially comply with Texas rules of evidence; shall grant essential but limited discovery; shall provide for the exchange of witness lists and exhibit copies; shall conduct a pretrial hearing; and shall consider dispositive motions. Each party shall have the right to request the arbitrators to make findings of specific factual issues.

          (d)  In the event the Company terminates Kinnu's employment under
               Section 9(c) of this Agreement and Kinnu challenges the termination under this section, if the Arbitrator rules that the Company did not have cause to terminate Kinnu's employment, the maximum amount of damages that the Arbitrator may award to Kinnu is the balance of his base salary under this Agreement, a prorated bonus under Section 5(b) as of the date of Kinnu's termination, based on the actual results plus projected results for the Company's operating income for the current fiscal year, the cash value of any earned but unused vacation time, $25,000 for relocation expenses, and Kinnu's legal fees and expenses in bringing the arbitration.

          (e) The arbitrators shall complete their proceedings and render their decision within forty days after submission of the dispute to them, unless both parties agree to an extension. Each party shall cooperate with the arbitrators to comply with procedural time requirements, and the failure of either to do so shall entitle the arbitrators to extend the arbitration proceedings accordingly and to impose sanctions on the party responsible for the delay, payable to the other party.

          (f) The majority decision of the arbitrators shall contain findings of facts on which the decision is based, including any specific factual findings requested by either party, and shall further contain the reasons for the decision with reference to the legal principles on which the arbitrators relied. Such decision of the arbitrators shall be final and binding upon the parties, and accordingly the Company and Kinnu shall promptly comply with the terms of such award, and a judgment by a court of competent jurisdiction may be entered in accordance therewith.

          (g) The fees and expenses of the arbitrators in connection with the resolution of disputes pursuant hereto shall be borne by the party who does not prevail in the arbitration.

          (h) The Company and Kinnu hereby consent to the jurisdiction of the courts of the state of Texas for purposes of entering judgment with respect to an arbitration award.

     13. INDEMNIFICATION. Kinnu will be subject to and provided the protection afforded in the indemnification provisions of the current provisions of the Company's Certificate of Incorporation and By-Laws and by the Indemnification Agreement attached to this Agreement as Exhibit D.

     14.  MISCELLANEOUS PROVISIONS.

          (a) ENTIRE AGREEMENT. This Agreement replaces and supplants all prior agreements, oral or written, between the parties and constitutes the entire understanding of the parties; and no change, alteration or modification hereof may be made except by a writing signed by the parties hereto.

          (b) SUCCESSION. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. The Company shall have the right to assign this Agreement to a parent, affiliate or subsidiary corporation or to any corporation with which it may merge or consolidate subject to the provisions of Section 9(e) herein.

          (c) APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Texas.

          (d) AMENDMENT. This Agreement may only be amended, or a new agreement substituted, by a written instrument duly authorized and executed by the Company and Kinnu.

          (e) WAIVER. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach hereof.

          (f) SEVERABILITY. The Company and Kinnu agree that each of the foregoing covenants shall be deemed a separate, severable an independent covenant, and in the event any covenant shall be declared invalid by any court of competent jurisdiction, such invalidity shall not in any manner affect or impair the validity or enforceability of any other unrelated part or provision of such covenant or of any other covenant contained herein.

          (g) MULTIPLE ORIGINALS. This Agreement may be executed in multiple originals, each of which shall be deemed an original


     IN WITNESS WHEREOF, the parties have executed this Agreement as of this 28th day of August, 1995.


                                      COMPANY:

                                      Vari-Lite Holdings, Inc.


                                      By:/s/ H. R. Brutsche III
                                         ---------------------------------
                                         President and Chief Executive Officer


                                      /s/ Jim Kinnu
                                      ------------------------------------
                                      Jim Kinnu

                                  EXHIBIT A-1


                       SHAREHOLDER BUY-SELL AGREEMENT

     This Shareholder Buy-Sell Agreement (this "Agreement") is made and entered into as of September __, 1995, by and between Vari-Lite Holdings, Inc., a Texas corporation (the "Company"), and Jim Kinnu (the "Shareholder") and the Shareholder's spouse.

                             W I T N E S S E T H :

     WHEREAS, the Shareholder, contemporaneously herewith, is purchasing 10,000 shares of the Company's Class B Common Stock, $0.10 par value, from the Company (the "Shares") for a Stock Purchase Promissory Note, of even date herewith, in the aggregate principal amount of $132,900 payable to the Company (the "Note"), and, in connection therewith, has agreed to the imposition of the restrictions and obligations hereinafter set forth; and

     WHEREAS, pursuant to that certain Stock Pledge Agreement, of even date herewith, by and between the Company and the Shareholder and the Shareholder's spouse (the "Pledge Agreement"), the Shares are pledged to the Company to secure the repayment of the Note;

     NOW, THEREFORE, for and in consideration of the mutual covenants, agreements and understandings of the parties hereto, the parties do hereby agree as follows:

     1. RESTRICTIONS UPON TRANSFER. Without first obtaining the written consent of the Company, the Shareholder shall not give, sell, assign, transfer, pledge or otherwise in any way encumber or dispose of any of the Shares or any right or interest therein, or permit or suffer any of the foregoing to occur, whether voluntarily or by operation of law or otherwise, except as set forth in the Pledge Agreement or as specifically provided herein. Any purported encumbrance or disposition of any of the Shares or any right or interest therein in violation of any provision of this Agreement shall be void and inoperative for all purposes.

     2(a). SALE AND PURCHASE PRIOR TO THIRD ANNIVERSARY. At any time prior to August 31, 1998 (the "Third Anniversary"), in the event the Shareholder desires to sell any or all of his Shares, the Shareholder shall deliver to the Company a written notice to such effect (the "Notice") and the Company shall have the exclusive right and obligation to purchase from the Shareholder, and the Shareholder shall have the obligation to sell to the Company, all of the Shares owned by the Shareholder for a cash purchase price determined in accordance with Paragraph 7 hereof. Within 30 days after receipt of the Notice, the Company shall deliver to the Shareholder a written notice (the "Purchase Notice") which shall specify the price and designate the date upon which the consummation of such sale and purchase shall occur (which date shall not be more than 30 days after the date of the Purchase Notice) and the purchase shall be consummated on such designated date. The purchase price payable pursuant to this Paragraph 2(a) shall be payable as follows: (i) first, all accrued and unpaid interest under, and the principal amount of, the Note shall be cancelled and applied to reduce the amount due and owing and (ii) second, the balance of the purchase price shall be payable on the date designated in the Purchase Notice.

     2(b). COMPANY PURCHASE ON THIRD ANNIVERSARY. If and to the extent the Shareholder owns any Shares on the Third Anniversary and the Company has not yet consummated an initial public offering, the Company shall have the exclusive right and obligation to purchase from the Shareholder, and the Shareholder shall have the obligation to sell to the Company, all of the Shares owned by the Shareholder for a cash purchase price determined in accordance with Paragraph 7 hereof. Within 30 days after the Third Anniversary, the Company shall deliver to the Shareholder the Purchase Notice and the purchase shall be consummated on the date designated therein (which date shall not be more than 30 days after the date of the Purchase Notice). The purchase price payable pursuant to this Paragraph 2(b) shall be payable as follows: (i) first, the principal amount of the Note shall be cancelled and applied to reduce the amount due and owing and (ii) second, the balance of the purchase price shall be payable on the date designated in the Purchase Notice. Concurrently with the consummation of the purchase of the Shares pursuant to this Paragraph 2(b), the Company shall forgive, and the Shareholder shall not be obligated to pay, all accrued and unpaid interest under the Note.

     3. PURCHASE UPON DEATH. At any time prior to the Third Anniversary, upon the death of the Shareholder, the heirs or legatees of the Shareholder (collectively, the "Heirs") may retain any Shares received from the Shareholder subject to this Agreement. No Shares so transferred to the Heirs shall be transferred on the stock transfer records of the Company and no certificates representing such Shares shall be issued to the Heirs unless and until the Heirs shall execute and deliver to the Secretary of the Company a counterpart of this Agreement amended only to reflect the Heirs as parties thereto, thereby agreeing to be bound by the terms and conditions hereof.
All certificates representing Shares to be transferred to the Heirs shall have endorsed thereon the legend set forth in Paragraph 10 hereof. If the Heirs elect to sell the Shares upon the death of the Shareholder, the terms and provisions of Paragraph 2 hereof shall apply and the Heirs shall be treated as the Shareholder for purposes of this Agreement.

     4. PURCHASE UPON DIVORCE. At any time prior to the Third Anniversary, if the Shareholder shall become divorced and the former spouse of the Shareholder shall be awarded any of the Shares in the divorce decree or in an agreement entered into an anticipation of, or pursuant to, such divorce decree, then, within 10 days thereafter, the Shareholder shall deliver to the Company a written notice of the occurrence of such an event (the "Notice of Divorce Decree/Agreement"), and the Company shall have the exclusive right and obligation to purchase from such spouse, and such spouse shall have the obligation to sell to the Company, all of the Shares awarded to such spouse for a cash purchase price determined in accordance with Paragraph 7 hereof. The consummation of such sale and purchase shall take place on the date designated in a written notice delivered to such spouse by the Company, which date shall not be more than 60 days after the Notice of Divorce Decree/Agreement shall have been received by the Company.

     5. PURCHASE UPON TERMINATION OF EMPLOYMENT. At any time prior to the Third Anniversary, if the Shareholder shall no longer be an employee of the Company, its subsidiaries or an affiliate of the Company or its subsidiaries (for such reasons that include, but are not limited to, his permanent disability and voluntary or involuntary termination of his employment, whether with or without cause), then the Company shall have the exclusive right and obligation to purchase from the Shareholder and the Shareholder shall have the obligation to sell to the Company, all of the Shares owned by the Shareholder for a cash purchase price determined in accordance with Paragraph 7 hereof. The consummation of such sale and purchase shall take place on the date designated in a written notice delivered to the Shareholder by the Company (the "Termination Purchase Notice"), which date shall not be more than 60 days after the Shareholder shall cease to be an employee. "Affiliate," as used herein, means any corporation which directly or indirectly controls, is controlled by or is under common control with, the Company or its subsidiaries. For purposes of the preceding sentence, "control" means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, by contract, voting trust or otherwise.

     6. OCCURRENCE OF CERTAIN EVENTS. At any time prior to the Third Anniversary, if the Shareholder shall:

     (a)  breach any of his obligations hereunder,

     (b) become insolvent or file a voluntary petition under the U.S. Bankruptcy Code or any state insolvency act,

     (c) be adjudicated a bankrupt under the U.S. Bankruptcy Code or any state insolvency act,

     (d) have a final judgment for damages entered against him which shall not be discharged within 30 days after such judgment shall have become final,

     (e) suffer an attachment, sequestration or garnishment to be levied against any of the Shares and the same shall not be dissolved or such Shares replevied within 10 days thereof, or

     (f)  makes a general assignment for the benefit of creditors,

then, within 10 days thereafter, the Shareholder shall deliver to the Company a written notice of the occurrence of such an event (the "Notice of Event"), and for a period of 90 days commencing upon the date on which the Company shall have received the Notice of Event (hereinafter called the "Company Purchase Period"), the Company shall have the exclusive right and obligation to purchase, and the Shareholder shall have the obligation to sell to the Company, all of the Shares owned by the Shareholder for a cash purchase price determined in accordance with Paragraph 7 hereof. If the Shareholder shall fail to deliver the Notice of Event to the Company and the Company shall otherwise learn of the occurrence of an event specified hereinabove, then the Company Purchase Period shall extend for a period of 60 days after the Company shall deliver to the Shareholder a written notice of the occurrence of such an event (the "Company Notice") or the Company shall receive the Notice of Event from the Shareholder. The consummation of such sale and purchase shall take place on the date designated in a written notice delivered to the Shareholder by the Company, which date shall be prior to expiration of the Company Purchase Period.

     7. PRICE. The price of the Shares to be sold pursuant to Paragraphs 2, 3, 4, 5 or 6 hereof shall be an amount equal to the book value of the Shares on the "Determination Day" (as defined below) minus the principal amount of, and all accrued but unpaid interest (unless forgiven pursuant to Paragraph 2(b)) on, the Note as of the Determination Date. As used herein, the "Determination Day" shall be the last day of the month immediately preceding
(a) the date the Shareholder shall deliver the Notice to the Company, (b) the Third Anniversary, (c) the date the Shareholder shall deliver the Notice of Divorce Decree/Agreement to the Company, (d) the date the Company shall deliver the Termination Purchase Notice to the Shareholder or (e) the date the Shareholder shall deliver the Notice of Event to the Company or the Company shall deliver the Company Notice to the Shareholder, whichever shall be applicable. For purposes of the Agreement, the "book value" of the Shares shall be determined by dividing the consolidated shareholders' equity, as reflected on an audited or unaudited consolidated balance sheet of the Company and its consolidated subsidiaries as of the relevant Determination Date, prepared in accordance with generally accepted accounting principles applied on a consistent basis, by the aggregate number of the then issued and outstanding shares of all classes of the common stock of the Company.

     8. DELIVERY OF STOCK CERTIFICATES. At the closing of any purchase of any of the Shares hereunder, the Shareholder shall deliver to the Company a certificate or certificates representing the aggregate number of the Shares so purchased, together with such duly executed stock powers and other instruments as may, in the opinion of counsel to the Company, be required to transfer to the Company good title to such Shares, free and clear of all restrictions, liens, security interests and other encumbrances.

     9. STOCK SUBJECT TO AGREEMENT. This Agreement shall govern the Shares now held by the Shareholder and any additional shares of capital stock of the Company, its affiliates or its successor entity hereafter acquired by the Shareholder, whether as a result of acquisition, stock dividend, stock split, merger, consolidation or otherwise, and the term "Shares" as used herein shall include such after-acquired shares. Any interest of the Shareholder's spouse in the Shares shall for all purposes of this Agreement be included in, deemed a part of and bound by the same terms as the interest of the Shareholder in the Shares, and any action taken or option exercised hereunder with reference to the Shares shall be applicable to any interest of such spouse in the Shares.

     10. ENDORSEMENT ON STOCK CERTIFICATES. All certificates representing the Shares shall be endorsed as follows:

     "The shares of stock represented by this certificate are subject to a Shareholder Buy-Sell Agreement dated as of September __, 1995, a copy of which is on file at the principal office of the Company, and said shares may not be given, sold, transferred, assigned, pledged or otherwise in any way encumbered or disposed of except in accordance with the terms of such Agreement. A copy of such Agreement will be furnished without charge to the holder of this certificate upon receipt by the Company at its principal place of business or registered office of a written request from the holder requesting such a copy."

     11. SPECIFIC PERFORMANCE. The parties hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to the personal representative of a party hereto by reason of a failure to perform any of the obligations under this Agreement. Therefore, if any party hereto or the personal representative of any party hereto shall institute any action or proceeding to enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

     12. NOTICES. Any notice, consent, demand, request, approval or other communication to be given under this Agreement by either party to the other shall be in writing and shall be either (a) delivered in person, (b) mailed by registered or certified mail, return receipt requested, postage prepaid, or (c) delivered by overnight express delivery service or same-day local courier service to the address set forth below, or to such other address as may be designated by the parties from time to time in accordance with this Section.

     If to the Company:       Vari-Lite Holdings, Inc.
                              201 Regal Row

                              Dallas, TX  75247
                              Attn:  Chief Financial Officer


     If to the Shareholder:   James Kinnu
                              3626 E. Woodbine Rd.
                              Orange, CA  92667

     13. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provisions never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     14. MODIFICATIONS. No change or modification of this Agreement shall be valid unless the same shall be in writing and signed by all parties hereto.

     15. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, personal representatives, successors and assigns.

     16. TERMINATION. This Agreement shall terminate upon the occurrence of any of the following events:

          (a) the bankruptcy, insolvency, receivership or dissolution of the Company;

          (b) the written agreement of the Shareholder and the Company to terminate this Agreement; and

          (c) the becoming effective of a registration of the Company's shares of common stock under the Securities Act of 1933, as amended.

     17. GENDER AND NUMBER. Any word herein in the masculine shall be deemed to include in all circumstances where appropriate the feminine or neuter, and vice versa, and any word in the singular shall be deemed to include in all circumstances where appropriate the plural, and vice versa.

     18. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any and all other agreements, either oral or in writing. Each party acknowledges that no representations, inducements, promises or agreements not embodied herein, either oral or otherwise, have been made to any party, or anyone acting on behalf of any party.

     19. SPOUSE. By executing this Agreement, the spouse of the Shareholder agrees to be bound in all respects by the terms of this Agreement to the same extent as the Shareholder. The spouse of the Shareholder further agrees that should she predecease the Shareholder or should she become divorced from the Shareholder, any of the Shares which the spouse may own or in which she may have any interest shall remain subject to all of the restrictions and to all of the rights of the Shareholders contained in this Agreement.

     20. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Texas.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                   VARI-LITE HOLDINGS, INC.


                                   By:/s/ H. R. Brutsche III
                                      ------------------------------------
                                      H. R. Brutsche III, President


                                   /s/ James Kinnu
                                   ---------------------------------------
                                   James Kinnu



     I, the undersigned, being the spouse of the above-named Shareholder, hereby acknowledge that I have read and understand the Shareholder Buy-Sell Agreement, and I agree to be bound by the terms thereof, including, but not limited to, Section 19 thereof.

          Name      Joyce Kinnu


          Signature   /s/ Joyce Kinnu
                      ----------------------------

                                  EXHIBIT A-2

                                STOCK PURCHASE
                               PROMISSORY NOTE

Dallas, Texas                                               September 10, 1995


     James Kinnu (the "Maker"), for value received, hereby promises to pay to the order of Vari-Lite Holdings, Inc., a Texas corporation (together with any successors or assigns, the "Payee"), at the time and in the manner hereinafter provided, the principal sum of One Hundred Thirty-Two Thousand Nine Hundred Dollars ($132,900.00), together with interest computed thereon at the rate hereinafter provided. This Note shall be payable at the office of the Payee at 201 Regal Row, Dallas, Texas 75247, or at such other address as the holder of this Note shall from time to time designate.

     The outstanding principal amount of this Note shall bear interest from the date hereof until the due date at a per annum interest rate equal to 8%, calculated on the basis of actual days over a 365 day year; provided, however, that in no event shall interest accrue at a rate higher than the highest lawful rate.

     The principal amount of this Note, plus all accrued but unpaid interest hereon, shall be due and payable on August 31, 1998; provided, however, that concurrently with the consummation of the purchase of the Maker's shares of Class B Common Stock of the Payee pursuant to Paragraph 2(b) of that certain Shareholder Buy-Sell Agreement, of even date herewith, between the Payee, the Maker and the Maker's spouse, the Payee shall forgive, and the Maker shall not be obligated to pay, all accrued and unpaid interest under this Note.

     All sums of principal and interest past due under the terms of this Note shall bear interest at a per annum interest rate equal to the lesser of twelve percent (12%) per annum or the maximum rate allowed by law from the due date thereof until paid.

     In the event of a default hereunder and this Note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this Note is collected by suit or legal proceedings or through bankruptcy proceedings, the Maker agrees to pay in addition to all sums then due hereon, including principal and interest, all expenses of collection, including, without limitation, reasonable attorneys' fees.

     This Note may be prepaid in whole or in part at any time or from time to time at the option of the Maker without premium or penalty. Prepayment shall be credited first to accrued but unpaid interest to the extent thereof, and thereafter to unpaid principal in the inverse order that it becomes due.

     The Payee shall be entitled to accelerate this Note and declare all sums due hereunder immediately due and payable upon default by the Maker in any of its obligations hereunder or under the Stock Pledge Agreement (the "Pledge Agreement"), of even date herewith, by and between the Payee and the Maker.

     The Maker and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon, severally waive grace, demand, presentment for payment, notice of dishonor, protest and notice of protest, notice of intention to accelerate, notice of acceleration, any other notice and diligence in collecting and bringing suit against any party hereto and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for the holder hereof, in order to enforce payment of this Note, to first institute or exhaust such holder's remedies against the Maker or any other party liable therefor or against any security for this Note. No delay on the part of the Payee in exercising any power or right under this Note shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude further exercise of that power or right.

     A security interest has been granted by the Maker to the Payee to secure the payment of this Note pursuant to the terms and conditions of the Pledge Agreement, and to secure the payment of any costs and expenses incurred by the Payee in the collection and enforcement hereof.

     The Maker understands that this Note may be pledged to secure certain obligations of the Payee and hereby consents to any such pledge.

     All agreements between the Maker and the holder hereof, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, or otherwise, shall the amount paid, or agreed to be paid, to the holder hereof for the use, forbearance or detention of the funds advanced pursuant to this Note, or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document or instrument evidencing, securing or pertaining to this Note exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provision hereof or any other document or instrument exceeds the maximum amount of interest prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the holder hereof shall ever receive anything of value deemed interest by applicable law, which would exceed interest at the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note or on account of any other principal indebtedness of the Maker to the holder hereof, and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of this Note and such other indebtedness, such excess shall be refunded to the Maker. All sums paid, or agreed to be paid, by the Maker for the use, forbearance or detention of the indebtedness of the Maker to the holder of this Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the Maker and the holder hereof.

     This Note shall be governed by and construed in accordance with the laws of the State of Texas.

     All references to the Maker herein shall, and shall be deemed to, include its successors and assigns, and all covenants, stipulations, promises and agreements contained herein by or on behalf of the Maker shall be binding upon his heirs, successors and assigns, whether so expressed or not.

                                          MAKER


                                          /s/ James Kinnu
                                          --------------------------------
                                          James Kinnu

                                  EXHIBIT A-3


                           STOCK PLEDGE AGREEMENT

     This Stock Pledge Agreement (this "Agreement), dated as of September 10, 1995, is by and between James Kinnu, a resident of California (the "Pledgor"), and Vari-Lite Holdings, Inc., a Texas corporation (the "Secured Party").

                                 WITNESSETH:

     WHEREAS, the Pledgor is the owner of 10,000 shares of Class B Common Stock, par value $0.10 per share, of the Secured Party (the "Pledged Shares"); and

     WHEREAS, the Pledgor has executed that certain Stock Purchase Promissory Note of even date herewith payable to the Secured Party in the aggregate original principal amount of $132,900 (as amended or modified from time to time, the "Stock Purchase Promissory Note"); and

     WHEREAS, the Pledgor and the Secured Party desire to have the Pledgor grant to the Secured Party a security interest in the Pledged Collateral (as hereinafter defined) to secure the payment of the Stock Purchase Promissory Note;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Secured Party hereby agree as follows:

                                  ARTICLE I
                        SECURITY INTEREST AND PLEDGE

1. SECURITY INTEREST AND PLEDGE. The Pledgor hereby pledges to the Secured Party, and grants to the Secured Party a security interest in, the Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares (the "Pledged Collateral").

2. SECURITY FOR OBLIGATIONS. This Agreement secures the payment of all obligations and liabilities of the Pledgor now or hereafter existing under the Stock Purchase Promissory Note, whether for principal, interest, fees, expenses (including, but not limited to, expenses incurred by the Secured Party to preserve and maintain the Pledged Collateral, collect any of the obligations herein described or enforce this Agreement) or otherwise, and all obligations of the Pledgor now or hereafter existing under this Agreement (all such obligations of the Pledgor being herein referred to as the "Obligations").

                                  ARTICLE II
                     AFFIRMATIVE AND NEGATIVE COVENANTS

     The Pledgor covenants and agrees as follows:

3. PERFECTION OF LIENS. All certificates or instruments representing or evidencing the Pledged Shares are hereby delivered to the Secured Party and are either in suitable form for transfer by delivery, or are accompanied by instruments of transfer or assignment duly executed in blank, all in form and substance satisfactory to the Secured Party. The Pledgor shall execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Secured Party may request, in order to perfect and preserve the security interest granted or purported to be granted hereby.

4. TRANSFERS AND OTHER LIENS. Without the prior written consent of the Secured Party, the Pledgor shall not (a) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (b) create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest granted under this Agreement.

5. DISTRIBUTIONS. If the Pledgor shall become entitled to receive or shall receive (a) any stock certificate or voting trust certificate or (b) any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or issued in connection with any liquidation, reorganization, option or rights, whether as an addition to, in substitution of or in exchange for any of the Pledged Collateral, the Pledgor shall (i) accept the same as the Secured Party's agent, (ii) hold the same in trust for the Secured Party, and (iii) deliver the same immediately to the Secured Party in the exact form received, with an appropriate endorsement of the Pledgor and/or appropriate undated stock powers or assignments of stock certificate or voting trust certificate, duly executed in blank, to be held by the Secured Party as Pledged Collateral, subject to the terms hereof.

6. FURTHER ASSURANCES. The Pledgor agrees that, at any time and from time to time after the date of this Agreement, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or desirable, or that the Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Pledged Collateral or any portion thereof.

7. TAXES. The Pledgor agrees to pay or discharge prior to delinquency all taxes, assessments, levies and other governmental charges imposed on him or his property, except that the Pledgor shall not be required to pay or discharge any tax, assessment, levy or other governmental charge if (a) the amount or validity thereof is being contested by the Pledgor in good faith by appropriate proceedings diligently pursued, (b) such proceedings do not involve any danger of sale, forfeiture or loss of the Pledged Collateral or any part thereof or interest therein, and (c) adequate reserves therefor have been established in conformity with generally accepted accounting principles.

8.   NOTIFICATION.  The Pledgor shall promptly notify the Secured Party of
(a) any lien, security interest, encumbrance or claim made or threatened against the Pledged Collateral and (b) the occurrence or existence of any Event of Default (as hereinafter defined) or the occurrence or existence of any condition or event that, with the giving of notice or lapse of time or both, would be an Event of Default.

                                 ARTICLE III
                   RIGHTS OF THE SECURED PARTY AND THE PLEDGOR

9. ATTORNEY-IN-FACT. The Pledgor hereby appoints the Secured Party as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the discretion of the Secured Party, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

10. VOTING RIGHTS AND DIVIDENDS. Except as otherwise provided in Section 15, the Pledgor shall be entitled to:

          (a) exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Stock Purchase Promissory Note; provided, however, that the Pledgor shall not exercise, or shall refrain from exercising, any such right if, in the Secured Party's judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof; and

          (b) receive and retain all cash dividends paid on or in respect of the Pledged Collateral.

11. THE SECURED PARTY MAY PERFORM. If the Pledgor fails to perform any agreement contained herein, the Secured Party may perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Pledgor under
Section 18.

12. THE SECURED PARTY'S DUTY OF CARE. Other than the exercise of reasonable care in the physical custody of the Pledged Collateral while held by the Secured Party hereunder, the Secured Party shall have no responsibility for, or obligation or duty with respect to, all or any part of the Pledged Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due with respect thereto or to protect or preserve any rights against prior parties or any other rights pertaining thereto, it being understood and agreed that the Pledgor shall be responsible for preservation of all rights in the Pledged Collateral. Without limiting the generality of the foregoing, the Secured Party shall be conclusively deemed to have exercised reasonable care in the custody of the Pledged Collateral, if it takes such action, for purposes of preserving rights in the Pledged Collateral, as the Pledgor may reasonably request in writing; provided, however, that no refusal, failure, omission or delay by the Secured Party in complying with any such request shall be deemed to be a failure to exercise reasonable care.

13. THE PLEDGOR'S RIGHT TO SELL THE PLEDGED SHARES. At any time after Vari-Lite Holdings, Inc. has sold shares of its common stock in an initial public offering registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, the Pledgor may sell all or any portion of the Pledged Shares, provided that (a) the proceeds of such sale are used, first, to pay accrued but unpaid interest on the Stock Purchase Promissory Note and, second, to pay the outstanding principal amount of the Stock Purchase Promissory Note, and only after payment in full of the Stock Purchase Agreement may the Pledgor retain any additional proceeds of such sale, and (b) the Pledgor enters into such agreements and takes such actions as the Secured Party requests to provide adequate assurance to the Secured Party that the Pledgor will comply with clause
(a) above.

                                 ARTICLE IV
                                   DEFAULT

14. EVENT OF DEFAULT. As used herein, the term "Event of Default" shall mean the occurrence of any of the following events: (a) a default under the Stock Purchase Promissory Note, (b) the Pledgor's non-compliance with, or failure to perform, any agreement contained herein, (c) a default under that certain Shareholder Buy-Sell Agreement, of even date herewith, by and between the Pledgor and the Secured Party and the Secured Party's spouse, or (d) the making of any representation, statement or warranty of the Pledgor contained herein or given pursuant hereto that is untrue as of the date made; provided, however, that an Event of Default shall occur under (a), (b) or (c) only if the relevant event remains uncured for ten days.

15. VOTING RIGHTS AND DIVIDENDS AFTER AN EVENT OF DEFAULT. Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to exercise the voting and other consensual rights and to receive cash dividends in respect of the Pledged Collateral, which the Pledgor would otherwise be entitled to exercise or receive pursuant to
Section 10, shall thereupon become vested in the Secured Party who shall thereafter have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends.

16. REMEDIES UPON DEFAULT. If any Event of Default shall have occurred and be continuing:

     (a) The Secured Party may exercise in respect to the Pledged Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Texas Business and Commerce Code, as amended, in effect at that time, and the Secured Party may also, without notice except as specified below, sell the Pledged Collateral or any part thereof at public or private sale, at any exchange, broker's board or at any other place chosen by the Secured Party, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of the Pledged Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     (b) Any cash held by the Secured Party as Pledged Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, and/or then or at any time thereafter be applied in whole or in part by the Secured Party against, all or any part of the Obligations in such order as the Secured Party shall elect. Any surplus of such cash or cash proceeds held by the Secured Party and remaining after payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

     (c) If the proceeds of the sale, collection or other realization of or upon the Pledged Collateral are insufficient to cover the costs and expenses of such sale, collection or realization and the payment in full of the Obligations, the Pledgor shall remain liable for any deficiency.

                                  ARTICLE V
                                MISCELLANEOUS

17. RIGHT TO SELL. If the Secured Party shall determine to exercise its right to sell (other than in a public offering) all or any of the Pledged Collateral pursuant to Section 16, the Pledgor agrees that, upon request of the Secured Party, the Pledgor will, at his own expense, do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law. The Pledgor acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Secured Party by reason of the failure by the Pledgor to perform the covenant contained in this Section and, consequently, agrees that if the Pledgor shall fail to perform such covenant, the Pledgor shall pay, as liquidated damages and not as a penalty, an amount equal to the value of the Pledged Collateral on the date the Secured Party shall demand compliance with this Section.

18. EXPENSES. The Pledgor will upon demand pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of counsel and of any experts and agents, which the Secured Party may incur in connection with (a) the administration of this Agreement, (b) the custody, preservation, sale or collection of, or other realization upon, any of the Pledged Collateral, (c) the exercise or enforcement of any of the rights of the Secured Party hereunder, or
(d) the failure by the Pledgor to perform or observe any of the provisions hereof.

19. ABSOLUTE SECURITY INTEREST. All rights of the Secured Party and the security interest hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

     (a) any lack of validity or enforceability of any agreement or instrument relating hereto;

     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Stock Purchase Promissory Note;

     (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

     (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Stock Purchase Promissory Note or the Obligations.

20. CONTINUING SECURITY INTEREST; TRANSFER OF THE STOCK PURCHASE PROMISSORY NOTE. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until payment in full of the Obligations, (b) be binding upon the Pledgor, his heirs, successors and assigns, and (c) inure to the benefit of the Secured Party and its successors and assigns. Without limiting the generality of the foregoing clause (c), the Secured Party may assign or otherwise transfer the Stock Purchase Promissory Note to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Secured Party herein or otherwise. Upon the payment in full of the Obligations, the Pledgor shall be entitled to the return, upon his request and at his expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

21. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

22. ADDRESSES FOR NOTICES. Any notice, consent, demand, request, approval or other communication to be given under this Agreement by either party to the other shall be in writing and shall be either (a) delivered in person,
(b) mailed by registered or certified mail, return receipt requested, postage prepaid, or (c) delivered by overnight express delivery service or same-day local courier service to the address set forth below, or to such other address as may be designated by the parties from time to time in accordance with this Section.

     If to the Pledgor:            Vari-Lite Holdings, Inc.
                                   201 Regal Row
                                   Dallas, TX  75247
                                   Attn: Chief Financial Officer


     If to the Secured Party:      James Kinnu
                                   3626 E. Woodbine Rd.
                                   Orange, CA  92667


     Notices delivered personally, by overnight express delivery service or by local courier service shall be deemed given as of actual receipt. Mailed notices shall be deemed given three business days after mailing. Any such notice, consent or other communication shall be deemed given when delivered in person or, if mailed, when duly deposited in the mails.

23. TERMINATION. When all Obligations shall have been paid in full, or at such earlier time as the Secured Party may specify in writing, this Agreement shall terminate, and the Secured Party shall forthwith cause to be assigned, transferred and delivered, against receipt but without recourse, warranty or representation whatsoever, any remaining Pledged Collateral to the Pledgor.

24. HEADINGS. The headings and captions used herein are for convenience only and shall not affect the interpretation of this Agreement.

25. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by the Secured Party shall affect the representations and warranties or the right of the Secured Party to rely upon them.

26. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

27. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement.

28. SUPREMACY. In the event of any conflict between the terms of this Agreement and the terms or provisions of the Stock Purchase Promissory Note, the terms or provisions of the Stock Purchase Promissory Note shall be controlling.

29. NUMBER AND GENDER. Whenever the context requires, references in this Agreement to the singular number shall include the plural, and the plural number shall include the singular, and words denoting gender shall include the masculine, feminine and neuter.

30. GOVERNING LAW AND VENUE. The parties acknowledge and agree that this Agreement and the obligations and undertakings of the parties hereunder will be performable in Dallas, Dallas County, Texas. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas. If any action is brought to enforce or interpret this Agreement, venue for such action shall be in Dallas County, Texas.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

                                   PLEDGOR


                                   /s/ James Kinnu
                                   ---------------------------------------
                                   James Kinnu


                                   SECURED PARTY

                                   VARI-LITE HOLDINGS, INC.


                                   By:/s/ H. R. Brutsche III
                                      ------------------------------------
                                      H. R. Brutsche III, President



     To the extent that the undersigned (the Pledgor's spouse) has or may in the future have any interest in the Pledged Collateral, the undersigned hereby agrees, as of the date first above written, to be bound by the terms of this Agreement to the same extent as the Pledgor.



                                   /s/ Joyce Kinnu
                                   ---------------------------------------
                                   Joyce Kinnu

                                    RECEIPT


    Vari-Lite Holdings, Inc. hereby acknowledges receipt from James Kinnu of stock certificate number __________, evidencing 10,000 shares of Class B Common Stock of Vari-Lite Holdings, Inc.


                                     VARI-LITE HOLDINGS, INC.


                                  By:/s/ H. R. Brutsche III
                                     -------------------------------------
                                     H. R. Brutsche III, President

                                   EXHIBIT C

                RELOCATION ASSISTANCE LOAN PROMISSORY NOTE

September 10, 1995                                                  $200,000.00

    Jim Kinnu (the "Maker"), for value received, hereby promises to pay to Vari-Lite, Inc. (the "Holder"), the principal balance of $200,000.00, together with interest as provided for herein, at the times specified herein. The outstanding principal amount of this Note shall not bear interest from the date hereof, except in the event of default as provided herein.

    1. PAYMENT OF PRINCIPAL. The Maker shall receive a reduction against the principal evidenced by this Note in an amount equal to $5555.56, for each full calendar month that the Maker remains in the employ of the holder, with the first reduction against principal on September 30, 1995 and continuing monthly successively thereafter until August 31, 1998 when the entire principal amount of this Note shall be paid in full.

    2. WITHHOLDING. The Maker understands and agrees that the amounts of the reductions against principal described in this Note and amounts equal to interest on this Note are imputed and treated as compensation which will result in taxable income to the Maker, as to which Holder may, during the term of Maker's employment, withhold from Maker's base salary payments the amount required by the Internal Revenue Code of 1986, as amended.

    3. EVENTS OF DEFAULT. Should any of the following events occur (an "Event of Default"), the Maker shall be in default hereunder:

         (a) If the Maker resigns from his position of employment with Vari-Lite Holdings, Inc. ("Holdings") prior to August 31, 1998; or

         (b) If the Maker is terminated "For Cause" as defined in Section 9(c) of that certain Employment Agreement by and between Holdings and Maker, dated as of August 28, 1995 ("Employment Agreement").

    4. ACCELERATION OF INDEBTEDNESS. Upon the occurrence of an Event of Default, the entire unpaid principal amount shall be due and payable in full at the option of the Holder. The unpaid principal shall bear an interest rate of 10% per annum, to be charged over the period of time the remaining principal is unpaid 30 days after the Event of Default.

    5. CANCELLATION OF INDEBTEDNESS. If the Maker's employment with Vari-Lite Holdings, Inc. terminates pursuant to Sections 9(a), (b), (d) or
(e) of the Employment Agreement between the parties hereto, then any remaining balance of this Note shall be cancelled and forgiven.

    6. WAIVER. Except as expressly provided herein, the Maker and any other party ever liable for payment of any sums of money payable on this Note, jointly and severally, expressly waive all notices, demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity and any other notices as to this Note and as to each, every and all installments or part payments hereof.

    7. COLLECTION FEES. If an Event of Default occurs and this Note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this Note is collected by suit or legal proceedings or through bankruptcy proceedings, the Maker agrees to pay in addition to all sums then due hereon, including principal and interest, all reasonable expenses of collection including reasonable attorneys' fees.

    8. AMENDMENTS. This Note may be amended by written agreement of the Maker and the Holder. No waiver of the provisions hereof shall be effective unless agreed to in writing by the party against whom such waiver is asserted.

    9. NOTICE. All notices to the Maker required or permitted by this Note shall be sufficient if given in writing and executed by the Holder of this Note. All such notices of the Maker shall be delivered by registered or certified mail, return receipt requested, or personally delivered, to the Maker at its principal place of business on the date of the execution of this Note as set forth under its signature hereto, or such other address as the Maker may designate by written notice to the Holder of this Note.

    10. GOVERNING LAW; VENUE. This Note shall be deemed to be a contract made under the laws of the State of Texas, and for all purposes shall be governed by and construed in accordance with the laws of the State of Texas, exclusive of any such law under which the law of any other jurisdiction would apply. The parties hereto agree that venue of any action pertaining to this Note shall lie in Dallas County, Texas.

    11. BINDING EFFECT. This Note and all the covenants, promises and agreements contained herein shall be binding upon and inure to the benefit of the respective legal and personal representatives, devisees, heirs, successors and permitted assigns of the Maker and the Holder.

    12. LIMITATION. This Note shall not be construed as limiting the Holder's right to terminate Maker's employment at any time for any reason, with or without cause, nor as limiting the right of Maker's employment at any time for any reason.

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

    IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed as of September 10, 1995.



                                      MAKER


                                      By:  /s/James Kinnu
                                           -------------------------------
                                           James Kinnu

                                      Address:

                                      3626 East Woodbine Road
                                      Orange, California 92667

                                   EXHIBIT D


                           INDEMNIFICATION AGREEMENT

    This Agreement, dated as of August 28, 1995, is by and between Vari-Lite Holdings, Inc., a Texas corporation (the "Company"), and Jim Kinnu ("Indemnitee").

                                  WITNESSETH:

    WHEREAS, the Company desires to have qualified persons serving as officers of the Company who are willing to make decisions that in their judgment are in the Company's best interest without any undue threat of personal liability; and

    WHEREAS, the Board of Directors has appointed Indemnitee to serve as an officer of the Company; and

    WHEREAS, the Articles of Incorporation (the "Articles of Incorporation") of the Company require indemnification of each director or officer of the Company in his capacity as a director or officer and, if serving at the request of the Company as a director, officer, trustee, employee, agent or similar functionary of another foreign or domestic corporation, trust, partnership, joint venture, sole proprietorship, employee benefit plan or other enterprise, in each of those capacities, against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (collectively, a "Proceeding"), (b) an appeal in such a Proceeding or (c) any inquiry or investigation that could lead to such a Proceeding, to the fullest extent permitted by the Texas Business Corporation Act (the "Act"), as the same exists or may be hereafter amended; and

    WHEREAS, the Company desires to grant to Indemnitee the maximum indemnification for any Loss (hereinafter defined) permitted under law; and

    WHEREAS, developments with respect to the terms and availability of directors' and officers' liability insurance and with respect to the application, amendment and enforcement of statutory, charter and bylaw indemnification provisions generally have raised questions concerning the adequacy and reliability of the protection afforded to persons intended to be protected thereunder; and

    WHEREAS, in order to resolve such questions and thereby induce Indemnitee to serve and continue serving as an officer of the Company, the Company has determined and agreed to enter into this Agreement with Indemnitee;

    NOW, THEREFORE, in consideration of Indemnitee's agreement to continue to serve as an officer of the Company, the parties hereto agree as follows:

    1. Indemnity of Indemnitee. The Company shall indemnify Indemnitee in his capacity as an officer of the Company and, if serving at the request of the Company as a director, officer, trustee, employee, agent or similar functionary of another foreign or domestic corporation, trust, partnership, joint venture, sole proprietorship, employee benefit plan or other enterprise, in each of those capacities, against any and all liability and reasonable expense that may be incurred by Indemnitee in connection with or resulting from (a) any Proceeding, (b) an appeal in such a Proceeding or (c) any inquiry or investigation that could lead to such a Proceeding, all to the fullest extent permitted by
Article 2.02-1 of the Act, as the same exists as of the date of this Agreement or may hereafter be amended to broaden the indemnification which the Company may grant to its directors. All indemnity obligations and/or liabilities of the Company hereunder shall be without limit and without regard to the cause or causes thereof or the negligence or gross negligence of any person or persons (expressly including Indemnitee), whether such negligence or gross negligence of Indemnitee be sole, joint or concurrent, active or passive.

    2. CONTINUATION OF INDEMNITY. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding, any appeal in a Proceeding and any inquiry or investigation that could lead to a Proceeding, by reason of the fact that Indemnitee was serving in any capacity referred to herein.

    3. NOTIFICATION AND DEFENSE OF CLAIM. Promptly after receipt by Indemnitee of notice of any claim against Indemnitee or the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the assertion of any such claim or the commencement thereof; but the omission so to notify the Company will not relieve it from any liability under this Agreement unless such delay in notification actually prejudiced the Company (and then only to the extent the Company was actually prejudiced thereby) and in addition, the Company shall not be relieved from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such Proceeding as to which Indemnitee notifies the Company of the commencement thereof:

         (a) The Company will be entitled to participate therein at its own expense.

         (b) Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company,
    (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above.

         (c) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

    4. ADVANCES OF EXPENSES. Reasonable expenses (other than judgments, penalties, fines and settlements) incurred by Indemnitee that are subject to indemnification under this Agreement (and not paid, reimbursed or advanced by others) shall be paid or reimbursed by the Company in advance of the final disposition of the Proceeding within 10 days after the Company receives a written request by Indemnitee accompanied by substantiating documentation of such expenses, a written affirmation by Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification under this Agreement and a written undertaking by or on behalf of Indemnitee to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements or that such reasonable expenses do not constitute a Loss. The written undertaking described above must be an unlimited general obligation of Indemnitee but shall not be secured. Such undertaking shall be without reference to the financial ability of Indemnitee to make repayment.

    5. RIGHT OF INDEMNITEE TO INDEMNIFICATION UPON APPLICATION; PROCEDURE UPON APPLICATION. Upon the written request of Indemnitee to be indemnified pursuant to this Agreement (other than pursuant to Section 4 hereof), the Company shall cause the Reviewing Party (as hereinafter defined) to determine, within 45 days, whether or not the Indemnitee has met the relevant standards for indemnification required by this Agreement. The termination of a Proceeding by judgment, order, settlement or conviction, or on a plea of NOLO CONTENDERE or its equivalent, shall not of itself create a presumption that Indemnitee did not meet the requirements for indemnification required by this Agreement. If a determination of indemnification is to be made by Independent Legal Counsel (as hereinafter defined), such Independent Legal Counsel shall render its written opinion to the Company and Indemnitee as to what extent Indemnitee will be permitted to be indemnified. The Company shall pay the reasonable fees of Independent Legal Counsel and indemnify and hold harmless such Indemnitee against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to the engagement of Independent Legal Counsel pursuant hereto and the written opinion of such Independent Legal Counsel.

    6. DEFINITIONS. The terms defined in this Section 6 shall, for purposes of this Agreement, have the indicated meanings:

         (a) "Reviewing Party" means (i) a majority of a quorum of directors of the Company who at the time of voting upon a determination of indemnification are not parties to that particular Proceeding to which Indemnitee is seeking indemnification or (ii) Independent Legal Counsel selected by a majority of a quorum of directors who at the time of selecting such Independent Legal Counsel are not parties to that particular Proceeding to which Indemnitee is seeking indemnification, or if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors of the Company designated to select such Independent Legal Counsel by a majority vote of all directors of the Company, consisting solely of two or more directors who at the time of such selection are not parties in that particular Proceeding to which Indemnitee is seeking indemnification, or if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors of the Company.

         (b) "Independent Legal Counsel" shall mean an attorney, selected in accordance with the provisions of Section 6(a) hereof, who shall not have otherwise performed services for Indemnitee, the Company, any person that controls the Company, or any of the directors of the Company, within five years preceding the time of such selection (other than in connection with seeking indemnification under this Agreement). Independent Legal Counsel shall not be any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement, nor shall Independent Legal Counsel be any person who has been sanctioned or censured for ethical violations of applicable standards of professional conduct.

         (c) "Loss" shall mean any and all judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by Indemnitee, after realization of or giving effect to all insurance, bonding, indemnification and other payments or recoveries (i) actually received by or for the benefit of Indemnitee, directly or indirectly, or (ii) to which Indemnitee is entitled, directly or indirectly.

    7. ENFORCEABILITY. The right to indemnification or advances as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the Company. Neither the failure of the Company (including its Board of Directors or Independent Legal Counsel) to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances, because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including its Board of Directors or Independent Legal Counsel) that Indemnitee has not met such an applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

    8. PARTIAL INDEMNITY; EXPENSES. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines, and penalties, but not for the total amount thereof, the Company shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Proceedings relating in whole or in part to an event subject to indemnification hereunder or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against expenses incurred for any Loss in connection with such Proceeding, issue or matter, as the case may be.

    9. REPAYMENT OF EXPENSES. Indemnitee shall reimburse the Company for all reasonable expenses paid by the Company in defending any Proceeding against Indemnitee in the event and only to the extent that it shall be ultimately determined that Indemnitee is not entitled to be indemnified by the Company for such expenses under the provisions of this Agreement.

    10. CONSIDERATION. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Indemnitee to serve and continue serving as an officer, and acknowledges that Indemnitee is relying upon this Agreement in serving in such capacity.

    11. INDEMNIFICATION HEREUNDER NOT EXCLUSIVE. The indemnification and advancement of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any other agreement, vote of shareholders, as a matter of law or otherwise, but the indemnification provided for pursuant to the Articles of Incorporation or Bylaws of the Company is limited to any Loss.

    12. SUBROGATION. If a payment is made under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of such Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights.

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

    13. SEVERABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision thereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereto.

    14. NOTICE. Any notice, consent or other communication to be given under this Agreement by any party to any other party shall be in writing and shall be either (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid with return receipt requested, (c) delivered by overnight express delivery service or same-day local courier service or
(d) delivered by telex or facsimile transmission to the address set forth beneath the signature of the parties below, or at such other address as may be designated by the parties from time to time in accordance with this Section. Notices delivered personally, by overnight express delivery service or by local courier service shall be deemed given as of actual receipt. Mailed notices shall be deemed given three business days after mailing. Notices delivered by telex or facsimile transmission shall be deemed given upon receipt by the sender of the answerback (in the case of a telex) or transmission confirmation (in the case of a facsimile transmission).

    15.  GOVERNING LAW; BINDING EFFECT; AMENDMENT AND TERMINATION;
REIMBURSEMENT.

         (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Texas.

         (b) This Agreement shall be binding upon Indemnitee and his heirs, executors, administrators, personal representatives and assigns and upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and his heirs, executors, administrators, personal representatives and assigns and to the benefit of the Company and its successors and assigns.

         (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

         (d) If Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Company shall reimburse Indemnitee for all of Indemnitee's reasonable fees and expenses in bringing and pursuing such action.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first above written.

                             VARI-LITE HOLDINGS, INC.


                             By:  /s/ H. R. Brutsche III, President
                                  ----------------------------------------
                                  H. R. Brutsche III, President

                             Address of Vari-Lite Holdings, Inc.

                             201 Regal Row
                             Dallas, Texas  75247
                             Fax: (214) 630-5867

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

                             /s/ James Kinnu
                             ---------------------------------------------
                             James Kinnu

                             Address of Indemnitee:

                             3626 Woodbine Rd.
                             Orange, California  92667




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